Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

MGI PHARMA AND SUPERGEN ANNOUNCE CLOSING OF STOCK PURCHASE
AGREEMENT AND EFFECTIVENESS OF LICENSE AGREEMENT

MINNEAPOLIS, MN and DUBLIN, CA, September 22, 2004 — MGI PHARMA, INC. (Nasdaq: MOGN), and SuperGen, Inc. (Nasdaq: SUPG), today announced the closing of the stock purchase agreement pursuant to which MGI PHARMA purchased $40 million of SuperGen common stock at $10 per share and the granting to MGI PHARMA of exclusive worldwide rights to the development, manufacture, commercialization and distribution of SuperGen’s Dacogen ™ (decitabine) pursuant to a license agreement. This transaction, which the companies first announced on September 1, 2004, was subject to certain closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

About Dacogen

Dacogen is an investigational drug. It has not yet been approved for marketing in the U.S. or by other regulatory agencies in their respective countries. The safety and efficacy of Dacogen has not yet been established in any patient population. In clinical trials, Dacogen has been shown to have a broad spectrum of activity in several hematological malignancies as well as solid tumors. Dacogen belongs to a class of drugs called hypomethylating agents, with a unique mechanism of action. Methylation is a process in which methyl (CH3) groups are added to DNA to inactivate or “silence” genes.

About SuperGen

Based in Dublin, California, SuperGen is a pharmaceutical company dedicated to the acquisition, rapid development and commercialization of therapies for solid tumors, hematological malignancies and blood disorders. SuperGen’s product portfolio includes Orathecin™ (rubitecan) capsules, an investigational drug intended for the treatment of pancreatic cancer; Nipent® (pentostatin for injection); Mitomycin (generic brand of Mitomycin®); and SurfaceSafe® cleaner. For more information about SuperGen, please visit http://www.supergen.com.

About MGI PHARMA

MGI PHARMA, INC. is an oncology-focused biopharmaceutical company that acquires, develops and commercializes proprietary products that address the unmet needs of cancer patients. MGI PHARMA has a portfolio of proprietary pharmaceuticals, and intends to become a leader in oncology. MGI PHARMA markets Aloxi® (palonosetron hydrochloride) injection, Salagen® Tablets (pilocarpine hydrochloride) and Hexalen® (altretamine) capsules in the United States. The Company will begin promoting Kadian® capsules, a sustained release formulation of morphine, in the Fall of 2004. The Company directly markets its products in the U.S. and collaborates with partners in international markets. For more information about MGI PHARMA, please visit www.mgipharma.com.

This news release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions.  These forward-looking statements are not guarantees of MGI PHARMA’s or SuperGen’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements.  Factors that might cause either company’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, whether a submission for regulatory approval for Dacogen will be made in either the U.S. or Europe, in a timely fashion, if at all; if a regulatory submission for Dacogen is made, whether the drug will be timely approved, if at all; whether the drug, if approved, will be successfully commercialized; continued sales of MGI PHARMA’s or SuperGen’s other marketed products; development or acquisition of additional products; reliance on contract manufacturing and third party supply; changes in strategic alliances; and other risks and uncertainties detailed from time to time in either company’s filings with the Securities and Exchange Commission, including their most recently filed Forms 10-Q or 10-K. MGI PHARMA and SuperGen undertake no duty to update any of these forward-looking statements to conform them to actual results.

CONTACTS:

For further information about MGI PHARMA, please contact:

Jennifer Davis	David Melin
MGI PHARMA - Investors	MGI PHARMA – Media
Tel: (212) 697-1976	Tel: (952) 346-4749
E-mail: IR@mgipharma.com	E-mail: media@mgipharma.com

For further information about SuperGen, please contact:

Timothy L. Enns	Sharon Weinstein
SuperGen, Inc.	Euro RSCG Life NRP
Tel: (925) 560-0100 x111	Tel: (212) 845-4271
E-mail: tenns@supergen.com	E-mail: sharon.weinstein@eurorscg.com

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